UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  May 10, 2007

                       CHINA RECYCLING ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)


          Nevada                        000-12536               90-0093373
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)

                              Services-Business Services,
     0000721693                      NEC [7389]                     06628887
(Central Index Key)      (Standard Industrial Classification)     (Film Number.)


                               429 Guangdong Road
                                 Shanghai 200001
                           People's Republic of China
          (Address of principal executive offices, including zip code)

                                (86-21) 6336-8686
              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 10, 2007, the Board of Directors ("Board") of China Recycling Energy Corporation ("registrant" or "we") decides in a board resolution that the registrant officially changes its main business operations to energy saving and recycling systems and services. The registrant's new business operations include developing and constructing recovered energy power systems such as TRT(Blast-Furnace Top Pressure Recovery Turbine Unit), CHPG (Power generation by recovering cement residual heat without additional fuel), GTPG(Gas turbine power generation) and CGGE(Comprehensive utilization of coal gangue generating electricity);selling the electricity generated by the recovered energy power systems to steel plants and other customers; constructing power plants on a turnkey - EPC (Engineering, Procurement and Construction) basis for developers, industrial users and public facilities; developing flexible, custom-tailored ECO-Energy solutions that enable customers to quickly and easily improve energy efficiency and educe fossil fuel consumption and Green House Gases emission.

Since January 2007, we have established a technical team that is composed of recognized experts and technicians specialized in the development and construction of energy saving and recycling systems. The key members of our technical team are:

Guohua Ku, the president and chief technology officer of the registrant, aged 45, earned a Master of Business Administration degree from Northwestern
University (China) and a Bachelor's degree from China Central Radio and TV University. He had served as the senior technology and marketing officer for several large Chinese state-owned companies. He was the senior engineer of Shaanxi Blower Group from 1979 to 2005. He gained tremendous experiences and developed exceptional expertise on the development and operation of TRT programs and energy recycling systems. The major projects he participated in include Jiuquan Steel Group No.1 BF 1513M3 TRT project (January 1987), Wuhan Steel Group No.2 BF 1620M3 TRT project (December 1997), Wuhan Steel Group No.4 BF 2200M3 TRT project (April 2000), Changzhi Steel Group 1080M3 TRT project (November 2005); Lianyuan Steel Group 2x450M3 TRT project (December 2005), and Xingtai Steel Group 2x450M3 TRT project (September 2006).

Tianliang Peng, aged 44, an expert in power plant construction and energy recycling system development. He earned his Bachelor's degree from Xi'an Jiaotong University. He was Director of Power Department of Shaanxi Machine Tool Company from 1985 to 1990, Vice Director of Xinjiang Baicheng Power Plant from 1990 to 2000, Chief Engineer of Xinjiang Kashi Power Generation Plant from 2000 to 2003, Chief Engineer of Xinjiang Changji Thermal Power Pty. Ltd. from 2003 to 2006, Chief Engineer of Shanxi Zinc Group from 2006 to January 2007. He joined our technical team in January 2007. The major projects he participated in include BaiCheng Power Plant 2# and 3# Project (1990), Kashi 2iA135MW Thermal Power Plant (2004), and Shanxi Zinc Group 2iA50MW Gangue Power Plant (2006).

Hanqiao Zheng, aged 49, graduated from Northwestern University of Agricultural and Forestry Technologies. He worked in the Weinan Municipal Government from 1982 to 1996 and afterwards served at a management position in Shaanxi Province Machinery Import/Export Co., Ltd. He is also specialized in the management of TRT systems. The major projects he participated in include Changzhi Steel Group 1080M3 TRT project (November 2005) and Xingtai Steel Group 2x450M3 TRT project (September 2006).

Prior to the official change of main business operations reported on this current report, the registrant and its sub-subsidiary, Shanghai TCH Data Technology Co., Ltd. ("TCH"), have engaged in several preliminary transactions and activities in connection to the energy saving and recycling systems and services. On April 08, 2007, the Board of the Registrant approves and makes effective a TRT Project Joint-Operation Agreement between Xi'an Yingfeng Science and Technology Co., Ltd. and TCH. In the first quarter (January, February and March) of 2007, the registrant and TCH have taken several preliminary actions in preparation for the full pursuit of the new business operations. We selected and purchased a number of necessary components and software for TRT and other recovered energy system. We also organized and trained the technician team.

Starting from May 10, 2007, the registrant and TCH cease all the operations and transactions in connection to the business of mobile phone distribution, value added information services, advertising services and entertainment-related services that were previously engaged by the registrant under the name "China Digital Wireless, Inc.".




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              China Recycling Energy Corporation

Date: May 10, 2007
                                                          /s/Guohua Ku
                                                          ----------------------
                                                             Guohua Ku
                                                          President and Chairman